EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Class A-1 Common Stock, par value $0.01 per share, of HealthMarkets, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: April 17, 2006

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GOLDMAN, SACHS & CO.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GSCP V ADVISORS, L.L.C.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GSCP V OFFSHORE ADVISORS, L.L.C.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS ADVISORS V, L.L.C.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GOLDMAN, SACHS MANAGEMENT GP GMBH

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V FUND, L.P.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V GMBH & CO. KG

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS MAVERICK CO.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

ADRIAN M. JONES

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

NATHANIEL ZILKHA

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

MULBERRY HOLDINGS I, LLC

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

MULBERRY HOLDINGS II, LLC

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact